Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-44098, 333-84581, 333-75599, 333-46325, 333-88060 and 333-99439) of Getty Images, Inc. of our reports dated February 3, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/    PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP

Seattle, Washington

March 21, 2003